UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 20, 2004
Date of report (Date of earliest event reported)

Rolfe Enterprises, Inc.
(Exact Name of Registrant as Specified in Charter)

Florida (State or Other Jurisdiction of Incorporation)	0-49999 (Commission File Number)	13-4025362 (IRS Employer Identification No.)
3229 Wentwood Drive Suite 200, Dallas, Texas 75225
(Address of Principal Executive Offices and Zip Code)
943-4185
(Registrant's Telephone Number, Including Area Code)

ITEM 4.         CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

On or about February 20, 2004, the Company dismissed Tim B. Palmieri, C.P.A., as the Company's auditor for the fiscal year ending December 31, 2003. The decision to dismiss the accountant was recommended and approved by the Board of Directors.

The reports of Tim B. Palmieri, C.P.A. on the Company's financial statements for either of the past two years did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to any uncertainty, audit scope or accounting principle. During the Company's two most recent fiscal years and any subsequent interim period up to and including the date of the Company's dismissal of Tim B. Palmieri, C.P.A., there have been no disagreements with Tim B. Palmieri, C.P.A., whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Tim B. Palmieri, C.P.A., would have caused them to make reference thereto in their report on the financial statements for such years.

On March 25, 2004, the Company provided a draft copy of this amended report on Form 8-K to Tim B. Palmieri, C.P.A., requesting his comments on the information contained herein. The responsive letter from Tim B. Palmieri, C.P.A. is filed as an exhibit hereto.

On February 20, 2004, the Board of Directors of the Company appointed the firm of Child, Sullivan & Company, 1284 W. Flint Meadow Dr., Suite D, Kaysville, U T 84037, as independent auditors of the Company for the period ending December 31, 2003.

Prior to the engagement of Child, Sullivan & Company, neither the Company nor anyone on its behalf consulted with such firm regarding the application of accounting principles to a specified transaction whether completed or uncompleted, the type of audit opinion that might be rendered on the Company's financial statements or as to any matter that was either the subject of a disagreement with the previous independent auditor or was a reportable event.

ITEM 7.         FINANCIAL STATEMENTS AND EXHIBITS

         (c)         16.1 Responsive letter from Tim Palmieri, C.P.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROLFE ENTERPRISES, INC.

Date: March 25, 2004	By: /s/ James P. Walker, Jr. President and Secretary